Exhibit 99.1

INCAPSULA, INC.

2010 Stock Incentive Plan

INCAPSULA, INC.

2010 STOCK INCENTIVE PLAN

A. NAME AND PURPOSE

1. Name: This plan, as amended from time to time, shall be known as the “Incapsula, Inc. 2010 Stock Incentive Plan”.

2. Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and/or contractors of the Company, by providing them with opportunities to purchase Shares, pursuant to a plan approved by the Board which is designed to enable the Company to issue equity related awards.

Incentives under the Plan will only be issued to Grantees (as defined below) subject to the Applicable Laws in their respective country of residence.

B. DEFINITIONS

“Administrator” means (i) the Board, or (ii) a committee of the Board appointed by the Board for the purpose of the administration of the Plan and, if a committee is appointed, to the extent acting in accordance with specific authorization and guidelines provided by the Board for such purpose and subject to any restriction under Applicable Laws.

“Adoption Date” means the Date of Grant, or any other date of commencement of vesting of an Award, for the purposes of the Plan, that is determined by the Administrator for a given grant of an Award.

“Affiliate” means any company (i) that holds at least 10% of the issued share capital of Incapsula, Inc. or of its voting power, or (ii) in which Incapsula, Inc. holds at least 10% of the issued share capital or voting power, or (iii) in which a company under clause (i) above also holds at least 10% of the issued share capital or voting power.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under Delaware Law, Israeli law, any share exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, Shares, Restricted Shares, Restricted Share Units.

“Board” means the Board of Directors of the Incapsula, Inc.

“Cause” means (i) breach of the Grantee’s duty of loyalty towards the Company, or (ii) breach of the Grantee’s duty of care towards the Company, or (iii) the commission of any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or (vi) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (vii) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (viii) any act or omission by the Grantee which would allow for the termination of the Grantee’s employment without severance pay, according to applicable law in the jurisdiction in which the Grantee is employed.

“Cessation of Service” means Grantee’s cessation of providing services as a Service Provider of the Company.

“Company” means Incapsula, Inc., a company organized under the laws of the State of Delaware, or any Affiliate thereof.

“Consultant” means any person, including an advisor, engaged by the Company to render services to such entity.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of at least eighty percent (80%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or reorganization following which the Company is the surviving corporation but the Ordinary Shares of the Company outstanding immediately preceding the merger, consolidation or reorganization are converted or exchanged by virtue of the merger, consolidation or reorganization into other property, whether in the form of securities, cash or otherwise.

Whether a transaction is a “Corporate Transaction” as defined above, shall be finally and conclusively determined by the Administrator in its absolute discretion.

“Date of Grant” means the effective date of grant of an Award, as detailed in Section 5.1 below.

“Date of Cessation” means the effective date of a Cessation of Service.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“Disability” means the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment that is expected to result in such person’s death or to continue for a period of six (6) consecutive months or more.

“Employee” means any person, including officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exercise Conditions” means a Vesting Period and/or Performance Conditions.

“Exercise Price” means (i) the purchase price per Share subject to an Award, or (ii) the par value per Share to be paid upon the vesting of an Award that does not require exercise by the Grantee, to the extent the Grantee is required to pay such par value hereunder, as applicable.

“Exercised Share” means a Share issued upon exercise of an Award or vesting of an Award, as applicable, or, if applicable, a freely transferable Share issued to a Grantee not resulting from another type of Award.

“Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i) if the Shares are listed on any established stock exchange or national market system, its Fair Market Value will be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the close of business day prior to the day of determination, as reported in such source as the Administrator deems reliable;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the close of business day prior to the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in such source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator.

“Grantee” means the person to whom an Award shall be granted under the Plan.

“IPO” means an initial underwritten public offering of Shares.

“Notice of Exercise” means a written notice of exercise of an Award, delivered by a Grantee to the Company.

“Notice of Grant” means a written notice of the grant of an Award, accompanied by an applicable agreement between the Company and the Grantee relating to the terms of grant of said Award.

“Option” means an option to purchase a Share or Shares.

“Performance Based Award” means a performance based Award as defined in Section 10.1 below.

“Performance Conditions” mean Performance Conditions as defined in Section 10.1 below.

“Plan” means this “Incapsula Ltd. 2010 Share Incentive Plan”, as amended from time to time.

“Representative” means any third party designated by the Company for the purpose of the exercise of Awards, as provided in Section 8.2 below.

“Restricted Share” means a Share issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions as established by the Company, as detailed in Section 9A below.

“RSU” means Restricted Share Unit, as defined in Section 9 below.

“Sale” means the sale of all or substantially all of the issued and outstanding share capital of the Company. For purposes of a Sale, whether “all or substantially all of the issued and outstanding share capital of the Company is to be sold”, shall be finally and conclusively determined by the Board in its absolute discretion.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a Share of Common Stock, par value of $ 0.0001 each, of the Company.

“Stock Market” means a stock exchange or an electronic securities trading system (such as NASDAQ).

“Successor Entity Award” means securities of any successor entity, as provided in Section 11.3 below.

“Tax” means any and all federal, provincial, state and local taxes of any applicable jurisdiction, and other governmental fees, charges, duties, impositions and liabilities of any kind whatsoever, including social security, national health insurance or similar compulsory payments, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts.

“Vesting Period” of an Award means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which (i) the Grantee may exercise the Award into Exercised Shares; or (ii) if said Award does not require the Grantee to exercise it, the date on which the Award vests into an Exercised Share; or (iii) the date on which a Share (not resulting from another type of Award) may be freely transferred by the Grantee (subject to any other restrictions prescribed herein or by law).

C. GENERAL TERMS AND CONDITIONS OF THE PLAN

3. Administration:

3.1 The Plan will be administered by the Administrator, subject to Applicable Laws.

3.2 Subject to the general terms and conditions of the Plan, the Administrator shall have the full authority in its discretion, from time to time and at any time to determine (i) the Grantees under the Plan, (ii) the number of Shares subject to each Award, the type of Award, and the Exercise Price per Share, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions, including Performance Conditions (as defined in Section 10 below), if applicable, on which Awards may vest or be exercised and on which Shares shall be paid for, (v) the method of payment for Shares purchased pursuant to any Award, (vi) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding, delivery or sale of Shares, (vii) rules and provisions, as may be necessary or appropriate to permit eligible Grantees resident or employed in any specific jurisdiction to participate in the Plan and/or to receive preferential tax treatment in their country of residence, with respect to Awards granted hereunder, and/or (viii) the Fair Market Value of a Share covered by an Award or the method to be used in order to determine such Fair Market Value, and/or (ix) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

3.3 The Administrator may, from time to time, adopt such rules and regulations for carrying out the Plan, as it may deem necessary.

3.4 The interpretation and construction by the Administrator of any provision of the Plan or of any Award thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Award or Exercised Share, unless otherwise determined by the Board.

4. Eligible Grantees:

4.1 The Administrator, at its discretion, may grant Awards to any Service Provider of the Company. Anything in the Plan to the contrary notwithstanding, all grants of Awards shall be authorized and implemented only in accordance with the provisions of Applicable Laws.

4.2 The grant of an Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Awards pursuant to the Plan or any other incentive plan of the Company.

5. Date of Grant and Shareholder Rights:

5.1 Date of Grant. Subject to Sections 7.1 and 7.2 hereof and to any Applicable Laws, the Date of Grant shall be the date the Administrator resolves to grant such Award, or any future date determined as the effective date of a grant of an Award, if so expressly stated by the Administrator in its determination relating to the grant of an Award. The Company shall promptly give the Grantee a Notice of Grant following such resolution.

5.2 Voting Rights; Shareholder Rights. Unless determined otherwise by the Administrator, as a condition precedent to any Award being exercised or vested, as applicable, the Grantee shall execute and deliver a proxy and power of attorney with respect to any Exercised Shares held by the Grantee (or for his benefit) in a form that is appropriate under Applicable Laws and that appoints the Chairman of the Board or such other person as shall be designated by the Administrator, from time to time. The proxy holder shall vote such Exercised Shares only in the same proportion as the result of the shareholders vote, in respect of which such Exercised Shares are being cast. Such proxy shall terminate and be of no further force and effect upon the earlier of: (i) a consummation of an IPO; or (ii) the closing of a Corporate Transaction (as defined herein).

Such person or persons designated by the Board to act pursuant to such proxy, shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with such proxy unless arising out of such member’s own fraud or bad faith, to the extent permitted by Applicable Laws. Such indemnification shall be in addition to any rights of indemnification the proxy holder may have under the Company’s Articles of Association, any agreement, any vote of shareholders, insurance policy or otherwise.

Subject to the aforesaid in this section, the holder of an Award shall have no shareholder rights with respect to the Shares subject to such Award until such person (i) shall have exercised such Award or such Award has vested into a Share, as applicable, and (ii) shall have all restrictions applicable to any Shares issued to him removed, if applicable; and (iii) has paid the applicable Exercise Price, if any; and (iv) has become the record holder of the Exercised Shares.

6. Reserved Shares:

6.1 The total number of Shares that may be subject to Awards granted under this Plan shall not exceed the number of shares that were approved by the Board in the aggregate, subject to adjustments as provided in Section 11 hereof.

6.2 All Shares under the Plan, in respect of which the right of a Grantee to purchase or be issued the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Awards under the Plan, and under any sub-plans of this Plan, as the Administrator may determine at its own discretion, from time to time, provided, however, that until termination of the Plan the Company shall at all times reserve sufficient number of unissued Shares to meet the requirements of the Plan.

6.3 Without derogating from the foregoing, the Administrator shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan and/or any other plans, previously issued Shares that are held by the Company, from time to time.

7. Required Approvals; Notice of Grant; Vesting:

7.1 The implementation of the Plan and the granting of any Award under the Plan shall be subject to the Company’s procurement of all approvals and permits required by Applicable Laws or regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

7.2 The Notice of Grant shall state, inter alia, the number of Shares subject to each Award, the type of Award, the vesting schedule, the dates when the Award may be exercised and/or will vest (as applicable), any restrictions upon transfer or sale of Shares (if applicable), the Exercise Price, the tax treatment to which the Award is subject and such other terms and conditions as the Administrator at its discretion may prescribe, provided that they are consistent with the Plan.

7.3 Vesting of Awards. Unless determined otherwise by the Administrator, the Vesting Period pursuant to which such Awards shall vest, shall be such that all Awards shall be fully vested on the first business day following the passing of four (4) years from the Adoption Date, such that 25% of the Awards shall vest on the first anniversary of the Adoption Date, and 75% of the Awards shall vest in twelve (12) equal installments upon the lapse of each three-month period following the first anniversary of the Adoption Date.

Unless determined otherwise by the Administrator, any period in which the Grantee shall not be employed by the Company, or in which the Grantee shall have taken an unpaid leave of absence (excluding a leave for military reserves duty or the mandatory maternity leave determined by law), or in which the Grantee shall cease to serve as Service Provider of the Company, shall not be included in the Vesting Period.

7.4 Acceleration of Vesting. Anything herein to the contrary in the Plan notwithstanding, the Administrator shall have full authority to determine at any time any provisions regarding the acceleration of the Vesting Period of any Award (including, without limitation, accelerating the vesting schedule of any outstanding unvested Award upon a Corporate Transaction), or the cancellation of all or any portion of any outstanding restrictions or Exercise Conditions with respect to any Award or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Administrator shall deem appropriate.

8. Options:

8.1 Exercise Price; Re-pricing of Options.

8.1.1 The Exercise Price per Share subject to each Option shall be determined by the Administrator in its sole and absolute discretion, subject to Applicable Laws and to guidelines adopted by the Board, from time to time. In the event the Exercise Price is not determined by the Administrator, and provided the Company’s shares are listed on any Stock Market, the Exercise Price of an Option shall be equal to the closing price of the Company’s Share on such Stock Market for the last trading day before the Date of Grant of such Option.

8.1.2 Subject to Applicable Laws, the Administrator shall have full authority to, at any time and from time to time, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Exercise Price (see Section 8.1.1 above) of outstanding Options.

8.2 Exercise of Options. Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan. The exercise of an Option shall be made by a written Notice of Exercise delivered by the Grantee to the Company at its principal executive office, and/or to a Representative, in such form and method as may be determined by the Company, specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price, at the Company’s or the Representative’s principal office, and containing such other terms and conditions as the Administrator shall prescribe from time to time.

Each payment for Exercised Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

8.3 Net Exercise. Notwithstanding the provisions of Section 8.2 above, the Board may determine that instead of issuing one Exercised Share as a result of the exercise of each one Option (subject to adjustments under Section 11 herein), any Options shall be exercised using the following method (the “Net Exercise”):

(a) The Company shall issue to the Grantee (or for his benefit) a number of Shares having an aggregate Fair Market Value equal to the Benefit Amount (the “Net Exercise Shares”);

For the purposes of this section the “Benefit Amount” shall mean the difference between:

(i) the product of (x) the Fair Market Value and (y) the number of Shares subject to the Options for which a Notice of Exercise has been delivered to the Company; and

(ii) the product of (x) the Exercise Price and (y) the number of Shares subject to the Options for which a Notice of Exercise has been delivered to the Company.

(b) The Grantee shall not be required to pay to the Company any sum with respect to the exercise of such Options, other than a sum equal to the aggregate par value of the Net Exercise Shares (which shall be paid in a manner provided in Section 8.2 above) (the “Par Value Sum”). However, the Company shall have the full authority in its discretion to determine at any time that the Par Value Sum shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares;

(c) In any event, no fractional Shares will be issued to the Grantee and the number of Shares granted to the Grantee under the Plan shall be rounded off (upward or downward, as the Administrator shall determine) to the nearest whole number.

8.4 Term of Options. Unless otherwise determined by the Administrator, anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 8.6 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within six (6) years after the Date of Grant (or any shorter or longer period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Awards under the Plan, and/or any sub-plans of the Plan, as provided for in Section 6 herein.

8.5 The exercise of the Options shall be subject to any Applicable Laws, including when applicable, the limitations in connection with the use of nonpublic information.

8.6. Cessation of Service.

8.6.1. In the event of a Cessation of Service, all Options theretofore granted to such Grantee, unless determined otherwise by the Administrator, shall terminate as follows:

(a) All such Options that are not vested on the Date of Cessation shall terminate immediately.

(b) If the Grantee’s Cessation of Service is by reason of such Grantee’s death or Disability, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee or the Grantee’s guardian, legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

(c) If the Grantee’s Cessation of Service is due to any reason other than those stated in Sections 8.6.1(b) and 8.6.1(d) herein, such Options (to the extent vested on the Date of Cessation) shall be exercisable at any time until the lapse of three (3) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options (to the extent vested on the Date of Cessation) shall be exercisable by the Grantee’s legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

(d) Notwithstanding the aforesaid, if the Grantee’s Cessation of Service is for Cause, all of the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

(e) Whether the Cessation of Service of a particular Grantee is by reason of “Disability” for the purposes of paragraph 8.6.1(b) hereof, or is a Cessation of Service other than by reason of such Disability, or is for Cause as set forth in paragraph 8.6.1(d) hereof, shall be finally and conclusively determined by the Administrator in its absolute discretion.

(f) Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

8.6.2 Notwithstanding the foregoing provisions of this Section 8.6, the Administrator shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:

(a) Extend the period of time for which the Option is to remain exercisable following the Date of Cessation to such greater period of time, as the Administrator shall deem appropriate, but in no event beyond the specified expiration of the term of the Option; and/or

(b) Permit the Option to be exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.

8.6.3 Notwithstanding the foregoing provisions of this Section 8.6, unless determined otherwise by the Administrator, and for the avoidance of doubt, the transfer of a Grantee from the employ or service of the Company to the employ or service of an Affiliate, or from the employ or service of an Affiliate to the employ or service of the Company or another Affiliate, shall not be deemed a termination of employment or service for purposes hereof.

9. Restricted Share Units:

9.1 Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant under the Plan, Restricted Share Unit(s) (“RSU(s)”). A RSU is a right to receive a Share of the Company, under certain terms and conditions, for a consideration of no more than the underlying Share’s par value. Upon the lapse of the Exercise Conditions of a RSU, such RSU shall automatically vest into an Exercised Share of the Company (subject to adjustments under Section 11 herein) and the Grantee shall pay to the Company its par value. The Board, in its sole discretion, shall determine procedures from time to time for payment of such par value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said par value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares.

9.2 Unless determined otherwise by the Administrator, in the event of a Cessation of Service, all RSUs theretofore granted to such Grantee when such Grantee was a Service Provider of the Company that are not vested on the Date of Cessation, shall terminate immediately and have no legal effect.

9.3 All other terms and conditions of the Plan applicable to Options, shall apply to RSUs, mutatis mutandis. It is clarified, that without deviating from the foregoing in Sub-Section 9.2, the provisions of Section 8.6 herein, shall, mutatis mutandis, apply to RSUs in the event of Cessation of Service.

9A. Restricted Shares.

9A.1 Restricted Share Awards may be granted upon such terms and conditions, as the Administrator shall determine.

9A.2 Purchase Price. No monetary payment (other than payments made for applicable Taxes) shall be required as a condition of receiving Shares pursuant to a grant of Restricted Shares. Notwithstanding the foregoing, the Grantee shall furnish consideration in the form of cash having a value not less than the par value of the Shares subject to an award of Restricted Shares. The Board, in its sole discretion, shall determine procedures from time to time for payment of such par value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said par value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares.

9A.3 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Shares may (but need not) be made subject to Exercise Conditions as described herein, as shall be established by the Administrator and set forth in the applicable Notice of Grant evidencing such Award. During any restriction period in which Shares acquired pursuant to an award of Restricted Shares remain subject to Exercise Conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of unless otherwise provided in the Plan. Upon request by the Company, each Grantee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

9A.4 Voting Rights; Dividends and Distributions. Except as provided in this section and in any Notice of Grant, and subject to the provisions of Section 5.2 above, during any restriction period applicable to Shares subject to an award of Restricted Shares, the Grantee shall have all of the rights of a shareholder of the Company holding Shares, including the right to receive all dividends and other distributions paid with respect to such Shares. However, in the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 11.1, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Grantee is entitled by reason of the Grantee’s award of Restricted Shares shall be immediately subject to the same Exercise Conditions as the Shares subject to the award of Restricted Shares with respect to which such dividends or distributions were paid or adjustments were made.

9A.5 Cessation of Service. Unless otherwise provided by the Administrator, in the event of Cessation of Service of a Grantee, for any reason, whether voluntary or involuntary (including the Grantee’s death or disability), then the Grantee shall forfeit to the Company any Shares acquired by the Grantee pursuant to an award of Restricted Shares which remain subject to Exercise Conditions as of the Date of Cessation.

9A.6 All other terms and conditions of the Plan applicable to Options, shall apply to Restricted Shares, mutatis mutandis. It is clarified, that without deviating from the foregoing in Sub-Section 9.2, the provisions of Section 8.6 herein, shall, mutatis mutandis, apply to Restricted Shares in the event of Cessation of Service.

10. Performance Based Awards:

10.1 Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant Awards under the Plan, the exercise or vesting of which, as applicable, shall be conditional upon the performance of the Company and/or an Affiliate and/or a division or other business unit of the Company or of an Affiliate and/or upon the performance of the Grantee, over such period and measured against such objective criteria as shall be determined by the Administrator and notified to the Grantee (“Performance Based Award(s)”). In granting each Performance Based Award, the Administrator shall establish in writing the applicable performance period (“Performance Period”), performance formula (“Performance Formula”) and one or more performance goals (“Performance Goal(s)”) which, when measured at the end of the Performance Period, shall determine on the basis of said Performance Formula the extent to which the Performance Based Award has vested and/or become exercisable (collectively, the “Performance Conditions”). For the avoidance of doubt, Performance Conditions may be determined for an Award either in addition to, or in substitution for, a Vesting Period.

10.2 After a Performance Based Award has been granted, the Administrator may, in appropriate circumstances, amend any Performance Condition, at its sole and absolute discretion.

10.3 If, in consequence of the applicable Performance Conditions being met a Performance Based Award becomes vested and/or exercisable in respect of some, but not all of the number of Shares underlying such Award it shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares over which it was held.

10.4 Performance Conditions shall not be automatically waived merely due to an event of (i) a Cessation of Service, (ii) a Corporate Transaction, (iii) any other adjustment under Section 11 below, or (iv) a Sale under Section 11.4 below.

10.5 Measurement of Performance Goals. Performance Goals shall be established by the Administrator on the basis of targets to be attained with respect to one or more measures of business or financial performance that shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry (“Performance Measures”). For purposes of the Plan, the Performance Measures applicable to a Performance Based Award shall be calculated in accordance with generally accepted accounting principles, excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the Performance Goals applicable to the Performance Based Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Grantee’s rights with respect to a Performance Based Award. Performance Measures may be one or more of the following, as determined by the Administrator: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; share price; earnings per share; return on shareholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; and completion of a joint venture or other Corporate Transaction.

10.6 All other terms and conditions of the Plan applicable to Awards, shall apply to Performance Based Awards, mutatis mutandis.

11. Adjustments, Liquidation and Corporate Transaction:

11.1 Adjustments. Subject to any required action under any Applicable Laws, the number of Shares subject to each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Shares subject to each outstanding Award, shall be proportionately adjusted, as the Board deems necessary or appropriate, for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a Grantee under the

Plan; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided in this Section 11, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

11.2 Liquidation. Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action. In such case, the Board may declare that any Award shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his Award or have it vested, including Award that would not otherwise vest or be exercisable.

11.3 Corporate Transaction.

(a) In the event of a Corporate Transaction, immediately prior to the effective date of such Corporate Transaction, each Award may, among other things, at the sole and absolute discretion of the Board, either:

(i) Be substituted for a Successor Entity Award such that the Grantee may exercise the Successor Entity Award or have it become vested, as the case may be, for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Award vested or been exercised (as applicable), immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Administrator determines to be relevant for purposes of calculating the number of Successor Entity Awards granted to each Grantee; or

(ii) Be assumed by any successor entity such that the Grantee may exercise the Award or have his/her Award vest (as applicable), for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Award vested or been exercised immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the Vesting Period and Performance Conditions (if any) of the Awards and such other terms and factors that the Board determines to be relevant for this purpose.

(iii) Determine that the Awards shall be cashed out for a consideration equal to the difference between the price received by the shareholders of the Company in the Corporate Transaction and the Exercise Price, purchase price, or par value, as the case may be, of such Award.

In the event of a clause (i) or clause (ii) action, appropriate adjustments shall be made to the Exercise Price per Share to reflect such action. In taking any of the actions permitted under this Section 11.3(a), the Administrator shall not be obligated to treat all Awards, all Awards held by a Grantee, or all Awards of the same type, similarly.

(b) Immediately following the consummation of the Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by a successor entity.

(c) Notwithstanding the foregoing, and without derogating from the power of the Board or Administrator pursuant to the provisions of the Plan, the Board shall have full authority and sole discretion to determine that any of the provisions of Sections 11.3(a)(i) or 11.3(a)(ii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Company is not solely comprised of securities of a successor entity, or in which such consideration is solely cash or assets other than securities of a successor entity.

11.4 Sale. Subject to any provision in the Articles of Association of the Company and to the Board’s sole and absolute discretion, in the event of a Sale, each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Awards in the Company, provided, however, that each such Share or Award shall be sold at a price equal to that of any other Ordinary Share sold under the Sale (and, unless determined otherwise by the Board, less the applicable Exercise Price), while accounting for changes in such price due to the respective terms of any such Award, and subject to the absolute discretion of the Board.

11.5 The grant of Awards under the Plan shall in no way affect the right of the Company to distribute bonus shares, to offer rights to purchase its securities, to distribute dividends, to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12. Limitations on Transfer:

12.1 Unless determined otherwise by the Administrator, no Award shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Award shall vest or may be exercised (as applicable) during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Award shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Any Shares acquired upon exercise or vesting of Awards shall be transferable only in accordance with applicable securities and other local laws, and may be subject to substantial statutory or regulatory restrictions on transfer, except to the extent exemptions (whether by registration or otherwise) are available.

12.2 Right of First Refusal. The sale or transfer of Exercised Shares to a third party shall be subject to any right of first refusal to purchase such Shares prescribed by the Company’s Articles of Association.

12.3 Underwriter’s Lock-up and Limitations on the Use of Nonpublic Information. The Grantee’s rights to sell Exercised Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, from time to time, or upon a specific occurrence, and the Grantee unconditionally agrees and accepts any such limitations. Furthermore, the Grantee’s right to sell Exercised Shares is subject to Applicable Laws, including in connection with limitation relating to the use of non-public information, if and when applicable.

13. Term and Amendment of the Plan:

13.1 The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan was adopted by the Board, or (ii) the termination of all outstanding Awards in connection with a Corporate Transaction. All Awards outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Awards.

13.2 Subject to Applicable Laws and regulations, the Board in its discretion may, at any time and from time to time, amend, alter, extend or terminate the Plan, as it deems advisable, including without limitation, change the vesting and exercise periods. In addition, the Administrator may adopt, as part of the Plan and based on it, sub-plans, in order to comply with all relevant and Applicable Laws and regulations of the country of residence of any Grantees.

14. Withholding and Tax Consequences:

14.1 All Tax consequences and obligations arising from the grant, vesting, or exercise of any Award (as applicable), or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company or of the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax payment from any payment made to the Grantee. Notwithstanding the above, the Company’s obligation to deliver Shares upon the exercise or vesting of any Awards granted under the Plan shall be subject to the satisfaction of all applicable Tax withholding requirements as governed by Applicable Laws or practice.

14.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or vesting of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, that will enable the Company to satisfy any Tax withholding obligations of the Company.

14.3 The Company shall not be required to release any Shares (or Share certificate) to a Grantee until all required payments have been fully made or secured.

14.4 The Grantee shall, if requested at any time by the Company, provide to the Company within 10 calendar days of such request, any information regarding the transfer or other disposition of Shares reasonably required by the Company in order for the Company to comply with applicable local laws and regulations or to obtain any benefits thereunder.

15. Miscellaneous:

15.1 Continuance of Employment. Neither the Plan nor the grant of an Award thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Award granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.

15.2 Notwithstanding anything to the contrary in the Plan, it is hereby clarified, that any income attributed (or deemed to be attributed) to the Grantee as a result of the Plan, the grant, vesting or exercise of Awards thereunder, or the sale of Exercised Shares, shall not be taken into account for the purpose of calculating the Grantee’s eligibility for any rights deriving from the employee-employer or service provider-client relationship between the Grantee and the Company.

15.3 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the jurisdiction in which the Grantee is generally employed by the Company or provides services to the Company, excluding the choice of law rules thereof.

15.4 Application of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise or vesting of Awards granted under the Plan, as applicable, shall be used for general corporate purposes of the Company.

15.5 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Administrator may also grant more than one grant of Awards to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee. The grant of multiple Awards may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Administrator.

15.6 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share-based Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16. The provisions of the Plan shall not be construed as deviating from any Applicable Laws, rules and regulations.

*****

APPENDIX “A”

INCAPSULA, INC.

ADDENDUM TO THE 2010 SHARE INCENTIVE PLAN

FOR ISRAELI GRANTEES

1. General

1.1 This addendum (the “Addendum”) shall apply only to Grantees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for tax purposes (collectively, “Israeli Grantees”). The provisions specified hereunder shall form an integral part of the “Incapsula Ltd. 2010 Share Incentive Plan” (the “Plan”), which applies to the grant of Awards.

1.2 This Addendum is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of the Israeli Tax Ordinance (as defined below), as may be amended or replaced from time to time. For the avoidance of doubt, this Addendum does not add to or modify the Plan in respect of any other category of Grantees.

1.3 The Plan and this Addendum are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Grantees, whether explicit or implied, between the provisions of this Addendum and the Plan, the provisions set out in this Addendum shall prevail.

1.4 Any capitalized term not specifically defined in this Addendum shall be construed according to the definition or interpretation given to it in the Plan.

2. Definitions

“102 Award” means a grant of an Award to an Israeli employee, director or other office holder of the Company, other than to a Controlling Shareholder, pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“102(c) Award” means a 102 Award that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Tax Ordinance.

“3(i) Award” means a grant of an Option or RSU to an Israeli consultant, contractor or a Controlling Shareholder of the Company pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“Beneficial Grantee” means the Grantee for the benefit of whom the Trustee holds an Award in Trust.

“Capital Gains Route” means the capital gains tax route under Section 102(b)(2) of the Tax Ordinance.

“Controlling Shareholder” means a “controlling shareholder” of the Company, as such term is defined in Section 32(9)(a) of the Tax Ordinance.

“Minimum Trust Period” means the minimum period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Grantee to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Tax Ordinance.

“Ordinary Income Route” means the ordinary income route under Section 102(b)(1) of the Tax Ordinance.

“Rights” means rights issued in respect of Exercised Shares, including bonus shares.

“102 Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003.

“Taxation Route” means each of the Ordinary Income Route or the Capital Gains Route.

“Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended.

“Trust” means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Grantee, pursuant to the instructions of a Taxation Route.

“Trustee” means a trustee designated by the Administrator in accordance with the provisions of Section 3 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities.

3. Administration:

3.1 Subject to the general terms and conditions of the Plan, the Tax Ordinance, and any other applicable laws and regulations, the Administrator shall have the full authority in its discretion, from time to time and at any time, to determine:

(a) With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

In the event the Administrator determines that the Company shall elect one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election, shall be subject to the elected Taxation Route and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and

(b) With respect to the grant of 3(i) Awards - whether or not 3(i) Awards shall be granted to a trustee in accordance with the terms and conditions of the Plan, and the identity of the trustee who shall be granted such 3(i) Awards in accordance with the provisions of the Plan.

3.2 Notwithstanding the aforesaid, the Administrator may, from time to time and at any time, grant 102(c) Awards.

4. Grant of Awards and Issuance of Shares:

Subject to the provisions of the Tax Ordinance and applicable law:

(a) All grants of Awards to Israeli employees, directors and office holders of the Company, other than to a Controlling Shareholder, shall be of 102 Awards; and

(b) All grants of Awards to Israeli consultants, contractors or Controlling Shareholders of the Company shall be of 3(i) Awards.

5. Trust:

5.1 General.

(a) In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Grantee.

(b) In accordance with Section 102, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Minimum Trust Period.

(c) With respect to 102 Awards granted to the Trustee, the following shall apply:

(i) A Grantee granted 102 Awards shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Minimum Trust Period; and

(ii) Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

(d) Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares or Rights from Trust, prior to the lapse of the Minimum Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Tax Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Tax Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

(e) The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee for the benefit of the Israeli Grantees, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.

If the Company shall issue any certificates representing Exercised Shares deposited with the Trustee under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares are released from the Trust as herein provided.

(f) Subject to the terms hereof, at any time after the Awards are exercised or vested, with respect to any Exercised Shares the following shall apply:

(i) Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Exercised Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Exercised Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that payment of all taxes, if any, required to be paid upon such release has been secured.

(ii) Alternatively, subject to the terms hereof, provided the Shares are listed on a Stock Market, upon the written instructions of the Beneficial Grantee to sell any Exercise Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee the amount so withheld and paid to said tax authorities.

5.2 Voting Rights. Unless determined otherwise by the Administrator, as long as the Trustee holds the Exercised Shares, the voting rights at the Company’s general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Grantee of any Shares held in the Trust, of any meeting of the Company’s shareholders.

Without derogating from the above, with respect to 102 Awards, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

5.3 Dividends. Subject to any applicable law, tax ruling or guidelines of the Israeli Tax Authority, as applicable, for so long as Shares deposited with the Trustee on behalf of a Beneficial Grantee are held in Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Grantee, subject further to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

5.4 Notice of Exercise. With respect to a 102 Award held in the Trust, a copy of any Notice of Exercise shall be provided to the Trustee, in such form and method as may be determined by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance.

6. Notice of grant:

6.1 The Notice of Grant shall state, inter alia, whether the Awards granted to Israeli Grantees are 102 Awards (and in particular whether the 102 Awards are granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Awards), or 3(i) Awards. Each Notice of Grant evidencing a 102 Award shall be subject to the provisions of the Tax Ordinance applicable to such awards.

6.2 Furthermore, each Grantee of a 102 Award under a Taxation Route shall be required: (i) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Tax Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Minimum Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.

7. Sale:

In the event of a Sale described in Section 11.4 of the Plan, with respect to Shares held in Trust the following procedure will be applied: The Trustee will transfer the Shares held in Trust and sign any document in order to effectuate the transfer of Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold, and therefore the Trustee is obligated to transfer the Shares held in Trust under the provisions of Section 11.4 of the Plan; and (ii) the Company is obligated to withhold at the source all taxes required to be paid upon release of the Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; and (iii) the Company is obligated to transfer the consideration for the Shares (less applicable tax and compulsory payments) directly to the Grantees.

8. Limitations of Transfer:

In addition to the provisions of Section 12 of the Plan, as long as Awards and/or Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

9. Taxation:

9.1 Without derogating from the provisions of Section 14 of the Plan, the provisions of Section 14.1 of the Plan shall apply also to actions taken by the Trustee. Accordingly, without derogating from the provisions of Section 14.1 of the Plan, the Grantee shall indemnify the Trustee and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Grantee.

9.2 The Trustee shall not be required to release any Share (or Share certificate) to a Grantee until all required Tax payments have been fully made or secured.

9.3 With regards to 102 Awards, any provision of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder, which is necessary in order to receive and/or to preserve any Tax treatment pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or in this Addendum, shall be considered binding upon the Company and the Israeli Grantee.

9.4 Guarantee. In the event a 102(c) Award is granted to a Grantee, if the Grantee’s employment or service is terminated, for any reason, such Grantee shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

10. Cessation of Service: It is hereby clarified that the Cessation of Service of an Israeli Grantee who is an Employee shall be the cessation of the employee-employer relationship between the Israeli Grantee and the Company.

INCAPSULA, INC.

Notice of Option Award and Exercise Notice

INCAPSULA, INC.

2010 SHARE INCENTIVE PLAN

Personal - Confidential

Dear

NOTICE OF AN OPTION AWARD ACCORDING TO SECTION 102 OF THE INCOME TAX ORDINANCE

We, Incapsula Inc. (the “Company”), pursuant to our “Incapsula Inc. 2010 Stock Incentive Plan” and its addendum for Israeli Grantees (collectively, the “Plan”) and in accordance with a Board of Directors resolution dated                     , hereby grant you options (the “Options”) to purchase the number of                      shares of Common Stock of the Company, par value of $                     each (the “Shares”) set forth below. The Options are subject to all of the terms and conditions as set forth herein and in the Plan, all of which are incorporated herein in their entirety. Unless otherwise stated, all capitalized terms in this Award Notice shall be interpreted as defined in the Plan.

Name of Grantee:

Date of Grant:

Number of Shares Subject to Options:

Exercise Price Per Option:

Expiration Date:	6 Years of the Date of Grant

Type of Grant: 102 Options under the Capital Gains Route.

Vesting Schedule:

                     Options, shall vest on                      and the remaining                      Options, shall vest in twelve (12) equal installments upon the lapse of each three-month (3) period following the first anniversary of the Adoption Date.

[The Award Notice continues on the next page]

The Options will be deposited with a trustee approved by the Israeli Tax Authority for this purpose (the “Trustee”), who will hold them in trust on your behalf, all as set forth in Section 3 below.

This Award Notice demonstrates our deep appreciation of your productive work with, or service to, the Company and your contribution to its success. This Award Notice is aimed at fostering your future participation in the Company’s activity and growth. We wish you and all of us much success in our joint path.

We wish to remind you that the details of this Award Notice are personal and confidential. Please do not discuss the matter with any person other than with the CEO of the Company.

The main terms of the Options, including your right to exercise such Options, are detailed in the Plan and in this Award Notice. Furthermore, the Options are subject to the following provisions:

The Options are exercisable by you, subject to the aforesaid and to the other terms of the Plan, following the lapse of their Vesting Schedule and until their Expiration Date, as defined above (the “Exercise Period”). In the event any Options remain unexercised following the lapse of the Exercise Period, such Options and all the rights attached thereto shall expire.

1.	Exercise of Options:

Once the Options may be exercised (subject to the provisions hereto) and all other conditions for exercising the Options are fulfilled, you are entitled to notify the Trustee (through the Company’s CEO), by delivering a “Notice of Exercise” (in the form attached hereto as Exhibit A), that you wish to exercise a certain number of Options (but not more than the number of Options that have become exercisable until such date). The Notice of Exercise shall be accompanied by payment for the Shares, equal to the product of (x) the number of Options you wish to exercise, and (y) the Exercise Price.

2.	Section 102 of the Income Tax Ordinance and its Rules:

This Award Notice is subject to the provisions of Section 102 of the Income Tax Ordinance [New version], 1961 (the “Ordinance” and “Section 102”, respectively), as well as the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (the “102 Rules”), promulgated thereunder. The complete version of Section 102 and the 102 Rules shall be delivered to you upon your request by the Company’s CEO.

Accordingly, the Company elected the Capital Gains Route in Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) for the purpose of the taxation of your income from the Options. In general, taxable income that should be attributed to you as a result of the grant of the Options will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon exercise of the Options (“Exercised Shares”) or transfer of Options or Exercised Shares from the Trustee (a “Transfer”). In accordance with the Capital Gains Route, if the Options or the Exercised Shares are held in trust by the Trustee for the applicable period of time (see Section 3 below), currently two years from the date this letter is deposited with a trustee (the “Trust Period”), gains derived from the sale of Exercised Shares shall be classified as capital gains and taxed at a rate of only 25%.

At the time of sale of the Exercised Shares or a Transfer, you shall be subject to tax, which will be calculated, in general, according to the difference between (a) the market price (or the actual sale price) of the Exercised Shares at such time, and (b) the Exercise Price1. Such tax shall be withheld at source by the Company, in accordance with the provisions of the 102 Rules, and the transfer of Exercised Shares to you is conditioned upon the payment of such tax.

You shall not be entitled to sell the Exercised Shares or to execute a Transfer, prior to the lapse of the Trust Period. Furthermore, any and all rights issued in respect of the Exercised Shares, including bonus shares but excluding cash dividends (“Rights”), shall be deposited with the Trustee and held

[1]	The above tax description is a general summary only and does not refer to expenses involved with the exercise of Options and sale of Exercised Shares or changes in the Israeli Consumer Price Index, which may impact the final tax calculation.

thereby until the lapse of the Trust Period, and such Rights shall be subject to the Capital Gains Route. Notwithstanding the aforesaid, you may sell Exercised Shares or Rights or execute a Transfer prior to the lapse of the Trust Period, provided, however, that tax is withheld at source by the Company in accordance with the 102 Rules. In such case, your gains shall be classified as ordinary income and you shall be subject to tax on such income at marginal tax rates (up to 45% in 2010) plus social security and national health insurance payments.

YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING AND EXERCISING OPTIONS OR OF DISPOSING YOUR OPTIONS OR SHARES.

3.	Trust:

To secure performance of tax law requirements, the Options awarded to you according to this Award Notice will be held in trust by the Trustee that was approved for this purpose by the Israeli Tax Authority, who shall release them to you only upon full compliance with the legal requirements and the terms of the Plan. For this purpose, a Trust Deed was signed between the Company and the Trustee, a copy of which is attached hereto as Exhibit B. The conditions of the Trust Deed apply to the Options awarded to you; thus, you are required to carefully read the provisions of the said Trust Deed.

4.	Proxy and Power of attorney:

Notwithstanding anything herein to the contrary, including the provisions of Section 1 above and Section 5.2 of the Plan, and as a condition precedent to the Company’s issuance of Options and Shares under the Plan, you are required to execute and deliver to the Company an irrevocable proxy and power of attorney in the form attached hereto as Exhibit C, appointing as your proxy, attorney and agent the Trustee or the Chairman of the Board, or any other person designated by the Board or a committee formed by the Board for such purpose, as applicable,. The Exercised Shares will be voted in the same proportion as the result of the shareholders vote in respect of which such shares are being cast. As long as the Exercised Shares are held by the Trustee, the voting rights at the Company’s general meetings attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not exercise such voting rights at general meetings. Such proxy shall terminate and be of no further force and effect upon the earlier of: (i) a consummation of an IPO; or (ii) the closing of a Corporate Transaction.

5.	The Plan:

A more detailed outline of the terms relating to the Options is contained in the Plan, as adopted by the Board. The Plan is held by the Company’s CEO, and you are requested to thoroughly review its terms and provisions. Should you require further explanations - please contact the Company’s CEO who shall endeavor to assist you as much as possible.

6.	Participation in the Plan:

Your participation in the Plan is conditioned upon your signing this Award Notice, the undertaking below and the proxy, and meeting all the requirements set by law for the award of options under the Capital Gains Route, including the terms of Section 102 and the 102 Rules.

7.	Non-Transferability:

The Options that are granted to you are not transferable, except for transfer by will or by laws of descent or distribution. In addition, your rights to sell Exercised Shares may be subject to certain limitations imposed by applicable law, and to any request made by the Company or its underwriters, if applicable (including a lock-up period), from time to time, or upon a specific occurrence, and you hereby unconditionally agree and accept any such limitations.

8.	Cessation of Service:

According to the Section 8.6 of the Plan, upon your Cessation of Service, all the Options that were granted to you and not yet vested shall expire immediately. Options that have already vested and are exercisable will be exercisable for a period of three (3) months from the Date of Cessation (but in no event after the Expiration Date of the Options). Provided, however, that in circumstances of your death, within such a period, such Options (to the extent vested on such Date of Cessation) shall be exercisable by your legal representative, estate or other person to whom your rights will be transferred by will, or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the Expiration Date of such Options), and shall thereafter terminate.

Upon your Cessation of Service as a result of death, or Disability, the Options that were granted to you and are exercisable, will be exercisable by you, or by your legal representative, estate or other person to whom your rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the Expiration Date of such Options), and shall thereafter terminate.

Notwithstanding the aforesaid, if your Cessation of Service is for Cause - all of the Options granted to you under the Plan, whether vested or not, shall ipso facto expire immediately and be of no legal effect.

9.	Reading the Plan:

It is hereby clarified that reading this Award Notice is not, and cannot be, a substitute for the full and thorough reading of the Plan. The Plan and the Trust Deed include important details that you should know and understand. In any case of contradiction between the aforesaid in this Award Notice and the Plan, or in any case of dispute on any of the issues discussed in this Award Notice, the provisions of the Plan shall prevail.

Lastly, we remind you once again that the Company’s CEO shall assist you in any way and provide you any required explanation in relation to the exercise of your rights according to this Award Notice.

Wishing you best regards,

Sincerely yours,

Incapsula Inc.

Consent

I understand that the Plan and this Award Notice, constitute the entire agreement between me and the Company with respect to the Options granted hereunder and supersede in their entirety all prior undertakings and agreements of the Company and myself, both written and oral, with respect to the Options granted hereunder (including the shares underlying such Options). I have reviewed the Plan and this Award Notice in their entirety, and had an opportunity to obtain the advice of counsel prior to executing this Award Notice and fully understand all provisions of this Award Notice.

I hereby approve and agree to all the aforesaid in this Award Notice and the Trust Deed and I declare that I am familiar with the provisions of Section 102 and the Capital Gains Route. I hereby undertake not to sell or transfer the Options and/or the Exercised Shares prior to the lapse of the Trust Period, unless I pay all taxes, which may arise in connection with such sale and/or transfer.

Name of Grantee:

Signature:

Date:

Attached:

Exhibit A – Notice of Exercise

Exhibit B - Trust Deed

Exhibit C – Irrevocable Proxy and Power of Attorney

Exhibit A

Notice of Exercise

Date:

To

Incapsula INC

2 Oppenheimer Street,

Rehovot 76701

Dear Sirs,

Re: Incapsula Inc. (the “Company”)

I am the beneficiary of          options (the “Options”), which are exercisable into shares of Common Stock of the Company, par value of              each (the “Shares”) that were granted to you on my behalf, and are held by you according to Section 102 of the Income Tax Ordinance, pursuant to the Trust Deed that was signed between yourself and the Company, and according to the “Incapsula Inc. 2010 Stock Incentive Plan”.

I know that the vesting schedule of the Options is as detailed in the “Notice of an Option Award according to Section 102 of the Income Tax Ordinance”, which was signed by me on         .

I would like to exercise          Options into          Shares.

Yours Truly,

Name:

Signature:

Approval of Incapsula Inc.

We hereby confirm that              is entitled to exercise      Options into      Shares (as defined above).

We hereby confirm that the exercise price of the Options in the amount of $         ($         per Option) was paid to us directly by Mr. / Ms.                     .

Enclosed is a share certificate of              Shares, which derived from the exercise of the Options.

Incapsula Inc.

Exhibit B

Trust Deed

Exhibit C

IRREVOCABLE PROXY AND POWER OF ATTORNEY

I, the undersigned, hereby irrevocably appoint the Trustee, or the Chairman of the Board of Directors of Incapsula Inc. (the “Board”), an Israeli Company (the “Company”), or any other person designated by the Board from time to time for such purpose, as applicable, (with the power of delegation) as my proxy (the “Agent”) to represent me and to vote in my name and on my behalf at all annual or special meetings of the shareholders of the Company (including class meetings) in the same proportion as the result of the shareholders vote in respect of which such shares are being cast, to sign on my behalf any written consents of shareholders of the Company, and to receive all notices with respect to the above, with respect to the number of shares of all classes of the Company registered in my name at any time and from time to time. Until the consummation of the Company’s Initial Public Offering (the “IPO”), any and all voting rights the undersigned may have with respect to the shares of the Company shall be exercised exclusively by this Proxy and Power of Attorney.

I, the undersigned, hereby irrevocably authorize and grant power of attorney to the Agent, in respect of any shares of all classes of the Company registered in my name at any time and from time to time, until the consummation of the IPO, to exercise every right, power and authority with respect to the shares and to sign in my name and on my behalf any agreement, document and/or instrument, and any affidavit or approval with respect to the shares or to the rights which they represent in the Company in as much as the Agent shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, I hereby irrevocably authorize and grant power of attorney to the Agent to sign any agreement, document and/or instrument as aforesaid and any affidavit or approval and/or to make and execute any undertaking in my name and on my behalf if the Proxy shall, at his sole discretion, deem it is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

I, the undersigned, hereby further undertake to cooperate with the Agent, and to sign, if so requested by the Agent any additional document and/or instrument which the Agent might, from time to time, consider necessary or desirable in order to perform this Proxy and Power of Attorney.

This Proxy and Power of Attorney shall expire automatically and be of no further force or effect immediately upon the consummation of the IPO, and shall be irrevocable until such time. The expiration of this Proxy and Power of Attorney shall in no manner effect the validity of any action taken hereunder or of any agreement, document, instrument, affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

The proxy granted hereby: (i) is a special proxy and power of attorney coupled with an interest and is irrevocable; (ii) shall survive the bankruptcy, death, adjudication of incompetence or insanity or dissolution of the undersigned and its transferees, (iii) shall survive the transfer of the Shares, until duly replaced by a similar Proxy executed by the transferee; and (iv) is perpetual except that it shall terminate upon the effective date of an IPO.

IN WITNESS WHEREOF, I have executed this Irrevocable Proxy and Power of Attorney on the      day of                     ,             .

GRANTEE:

Name:

Signature:

INCAPSULA, INC.

Form of RSU Notice (Performance-Based Vesting)

INCAPSULA, INC.

2010 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the Incapsula, Inc. (the “Company”) 2010 Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units), including any country-specific terms and conditions contained in the attached Appendix (together, the “Agreement”).

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon Participant’s Cessation of Service.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: 25% of Eligible Shares (as defined in Appendix A attached hereto) shall vest when the Participant completes twelve months of continuous service after the Vesting Commencement Date and 6.25% of such shares shall vest when the Participant completes each three month period of continuous service thereafter; provided that no RSU shall vest unless an Acquisition (as defined in Appendix A) is not consummated by June 30, 2014, provided further that no RSUs shall settle earlier than the RSU Determination Date (as defined in Appendix A); it being understood that with respect to the service-based component of vesting, there shall be no separate requirement of continued service through the RSU Determination Date.

You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as a Service Provider of the Company through the date of such vesting and except as otherwise provided in this Agreement. No portion of the RSUs will become vested after Participant’s Cessation of Service; provided that, if Participant’s Cessation of Service occurs prior to the RSU Determination Date, the portion of the RSUs that are vested at the time of Participant’s Cessation of Service will not settle until following the occurrence of the RSU Determination Date, in accordance with the terms and the conditions hereof. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. By signing below or electronically accepting the Agreement, you confirm you have read and agreed to the terms and conditions of this Notice, the Agreement and the Plan.

PARTICIPANT	INCAPSULA, INC.

Signature:	By:

Print Name:	Its:

Date:	Date:

INCAPSULA, INC.

2010 STOCK INCENTIVE PLAN

AWARD AGREEMENT (RESTRICTED STOCK UNITS)

Unless otherwise defined herein, the terms defined in the Incapsula, Inc. (the “Company”) 2010 Stock Incentive Plan and its Appendix A (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units), including any country-specific terms and conditions contained in the attached Appendix (together, the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

Settlement. Subject to Appendix A, settlement of RSUs shall be made within 7 days following the later of (a) the RSU Determination Date; and (b) the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares.

No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant until he or she has acquired Shares in the Company through settlement of RSUs.

No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

Termination. If Participant’s Cessation of Service (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any, but without prejudice to the Participant’s right to claim damages for such Participant’s Cessation of Service), all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) unless during such notice period Participant has actively continued to provide services to the Company. In case of any dispute as to whether a Cessation of Service has occurred (including whether Participant may still be considered to be providing services while on an approved leave of absence), the Administrator shall have sole discretion to determine whether such Cessation of Service has occurred and the effective date of such Cessation of Service.

Tax Obligations. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following, subject to the provisions of Applicable Law:

withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

withholding in Shares to be issued upon settlement of the RSUs, provided, however that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Administrator shall establish the method of withholding from alternatives (i)-(iii) herein and, if the Administrator does not exercise its discretion prior to the Tax-Related Items withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

Tax Consequences. If Participant is a U.S. taxpayer, Participant acknowledges that there will be tax consequences upon the vesting and/or settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such vesting, settlement or disposition. Upon vesting of the RSUs, the Fair Market Value of the Shares subject to the RSUs is subject to payroll taxes (e.g., FICA), and when the Shares are released following vesting, the Fair Market Value of the Shares is subject to U.S. federal, state and local income taxes and may be subject to the tax laws of other jurisdictions, depending on your specific circumstances. Under U.S. laws, upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than 12 months from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.

Acknowledgement of Nature of the Grant. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant acknowledges receipt of a copy of the Plan, represents that Participant has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. Participant further acknowledges, understands and agrees that:

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan, provided that any such modification, amendment, suspension or termination may not, without the written consent of a Participant, impair any of such Participant’s rights under any RSUs previously granted;

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the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or the Employer and shall not interfere with the ability of the Company or the Employer, as applicable, to terminate Participant’s employment or service relationship (if any) for any reason;

Participant is voluntarily participating in the Plan;

the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim (which release, for the avoidance of doubt, will not extend to (a) any of Participant’s rights to receive consideration pursuant to the terms of an Acquisition or Corporate Transaction in Participant’s capacity as a holder of capital stock of the Company, or (b) impair Participant’s ability to receive any capital stock of the Company upon settlement of the RSUs, or prohibit participant from making a claim related to or arising out of the foregoing (a) and (b)); if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have any unvested RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares of the Company (for the avoidance of any doubt, any RSUs which are vested (due to the lapsing of time-based vesting conditions) at the time of a Corporate Transaction affecting the Shares of the Company shall be assumed or be exchanged for cash at such time, or provision for be made for the assumption or cashout thereof following the RSU Determination Date, and, in the case of assumption, conditioned upon Participant signing an agreement acknowledging or incorporating by reference, including but not limited to a restated Notice of Stock Option Award and Award Agreement substantially

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similar to the Notice and this Award Agreement, any necessary or appropriate changes to the terms of the Notice and this Award Agreement to have such agreements substantially conform to the terms of any equity incentive plan governing equity awards of any successor to the Company in a Corporate Transaction); and

the following provisions apply only if Participant is providing services outside the United States:

the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose including for the purpose of calculating social benefits and severance pay;

Participant acknowledges and agrees that neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares of acquired upon settlement.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company, and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, its designated Plan broker, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s employment status and/or career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other Awards or administer or maintain such Awards. Therefore, Participant understands that refusing or

4

withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

Entire Agreement; Enforcement of Rights. This Agreement, the Plan, the Notice, and the Share Exchange Agreement (as defined in Appendix hereto) constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Plan participant.

Compliance with Laws and Regulations. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the RSU prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

Governing Law and Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. Participant hereby acknowledges and agrees that any dispute with regard to or arising under this Agreement, including, for the avoidance of doubt, the calculation of the number of “Eligible Shares” (and any other condition relating to the “Acquisition” under Appendix A) shall be resolved by arbitration in accordance with Section 10.10(a) of the Share Exchange Agreement (as defined below), with the actions and agreements of the Sellers’ Representative with respect thereto (including whether to pursue or settle such claim) binding on the Participant, mutatis mutandis. Subject to the foregoing agreement to arbitrate and, notwithstanding anything else contained in this Agreement, by signing this Agreement, Participant confirms, acknowledges, and agrees that Participant irrevocably submits to the exclusive jurisdiction of the state courts of the State of California located within the County of San Mateo in the State of California and the Federal courts of the United States of America located within the Northern District of California in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that it is inconvenient (forum non conveniens) or that this Agreement or any such document may not be enforced in or by such courts, and Participant hereto irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. Participant further hereby consents to and grants any such court jurisdiction over Participant and over the subject matter of such dispute. With respect to any particular action, suit or proceeding, Participant agrees venue shall lie solely in the County of San Mateo, California with respect to state court matters or in the Northern District of California with respect to Federal court matters.

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Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Appendices. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in any Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Any Appendix attached hereto constitutes part of this Agreement.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company reasonably determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Acquisition Adjustments.

Notwithstanding the foregoing and what is otherwise provided in the Plan, for purposes of this Agreement following an Acquisition (and, for the avoidance of doubt, not before), the term “Corporate Transaction” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (b) the consummation of the sale or other disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger, reorganization, consolidation or similar transaction or series of related transactions of the Company with any other corporation, other than a merger, reorganization, consolidation or similar transaction (or series of related transactions) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, consolidation or similar transaction (or series of related transactions), or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

Upon completion of the Acquisition, the Number of RSU’s shall be automatically proportionately adjusted based on the Actual Equity Exchange Ratio in accordance with the terms of the Agreement, the Plan, and the Share Exchange Agreement.

By the signature on, or electronic acceptance of, the Notice by each of the Participant and the Company’s representative, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this

6

Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

7

AWARD AGREEMENT (RESTRICTED STOCK UNITS)

APPENDIX A

INCAPSULA, INC. 2010 STOCK INCENTIVE PLAN

RSU Terms of Vesting and Settlement

All capitalized terms used in this Appendix but not defined in this Appendix shall have the definitions ascribed to such terms in the Share Exchange Agreement and the Plan (each as defined herein). As used in this Agreement, the following terms shall have the following meanings:

5.2.1 “2014 Revenue Amount” means the sum of (i) the revenue (determined in accordance with GAAP) actually recognized by the Company, on a consolidated basis with the Israeli Subsidiary, during the twelve (12) month period ending December 31, 2014; and (ii) the revenue (determined in accordance with GAAP) actually recognized by Buyer, on a consolidated basis with the its direct or indirect subsidiaries (other than the Company and the Israeli Subsidiary), during the twelve (12) month period ending December 31, 2014, from the sale, license or other transaction or disposition of any Company Products and/or Company Intellectual Property and/or any products, services or Intellectual Property to the extent evidenced by or embodied in and/or related to Company Intellectual Property created by or on behalf of such Persons before or after the Closing (as defined in the Share Exchange Agreement), including managed services to the extent that they relate to Company Products and/or Company Intellectual Property, and including, without limitation, any enhancements, modifications and derivatives thereof (in each case, net of any refunds and/or returns or related reversals in revenue). Notwithstanding anything in the foregoing to the contrary, 2014 Revenue Amount shall not include any intercompany revenues resulting from sales between or among any of the Buyer, the Company, and the Israeli Subsidiary during the time periods indicated nor shall it include any revenue actually recognized or derived in connection with the sale, license or other transaction or disposition of any Buyer or other product that do not incorporate or are not based on any Company Intellectual Property, irrespective of whether it is bundled or otherwise sold with Company Products or products based on Company Intellectual Property.

5.2.2 “Acquisition” means the consummation of the Share Exchange in accordance with and subject to the terms and conditions of the Share Exchange Agreement.

5.2.3 “Actual 2014 Revenue Amount” means the 2014 Revenue Amount as finally determined pursuant to the procedure set forth Section 1.8 of the Share Exchange Agreement, mutatis mutandis (which, for purposes hereof, shall be read to replace all references to “2013” with “2014”).

5.2.4 “Actual Aggregate (Gross) RSU Amount” means the number of RSUs obtained by dividing (i) the Actual Aggregate (Gross) RSU Value by (ii) the Collared Buyer Stock Price Per Share (RSU Determination Date).

5.2.5 “Actual Aggregate (Gross) RSU Value” means (i) the dollar ($) amount obtained by multiplying (i) the Actual 2014 Revenue Amount by (ii) eight (8) less (ii) Buyer Loan Amount.

5.2.6 “Actual Aggregate (Net) RSU Amount” means the number of RSUs obtained by dividing (i) the Actual Aggregate (Net) RSU Value by (ii) the Collared Buyer Stock Price Per Share (RSU Determination Date).

5.2.7 “Actual Aggregate (Net) RSU Value” means the dollar ($) amount obtained by subtracting (i) the lesser of (a) the Actual Indemnity Excess Claims Value and (b) the Actual RSU Indemnity Value, from (ii) the RSU Holder Portion of the Actual Aggregate (Gross) RSU Value; provided that for the avoidance of doubt that there shall not be a duplication of recovery of Indemnifiable Damages by Buyer hereunder and under the Share Exchange Agreement.

5.2.8 “Actual Aggregate Seller and Optionholder Consideration Value” means the dollar ($) amount that is the sum of (i) the Transaction Expenses and (ii) the amount obtained by multiplying (a) the number of shares of Buyer Common Stock obtained by adding (i) the Actual Aggregate Seller Amount (less the portion of the Actual Aggregate Seller Amount attributable to non-employee Sellers) and (ii) the aggregate number of shares of Buyer Common Stock issuable upon exercise of all Company Options assumed by Buyer (after the determination of the Actual Equity Exchange Ratio) pursuant to Section 1.2(b) of the Share Exchange Agreement) by (b) the Buyer Stock Price Per Share.

5.2.9 “Actual Eligible RSU Percentage” means the quotient obtained by dividing (i) the Actual Aggregate (Net) RSU Amount by (ii) the RSU Holder Portion of Maximum Estimated Aggregate RSU Amount, not to exceed 100%.

5.2.10 “Actual Indemnity Claims Value” means the sum of (i) any Indemnifiable Damages actually recovered by any Indemnified Person(s) pursuant (and subject to the terms, conditions and limitations) set forth in ARTICLE 9 of the Share Exchange Agreement, if any (with shares of Buyer Common Stock valued at the Buyer Stock Price Per Share (as defined in the Share Exchange Agreement), and (ii) the Pending Claims Value.

5.2.11 “Actual Indemnity Excess Claim Value” means the greater of (i) zero (0) and (ii) the dollar ($) amount obtained by subtracting (a) the dollar ($) amount obtained by multiplying (1) the Indemnity Holdback Amount by (2) the Buyer Stock Price Per Share, from (b) the Actual Indemnity Claims Value.

5.2.12 “Actual RSU Indemnity Amount” means the number of RSUs obtained by multiplying (i) the RSU Holder Portion of the Actual Aggregate (Gross) RSU Amount by (ii) the Indemnity Holdback Percentage.

5.2.13 “Actual RSU Indemnity Value” means the sum of (i) the dollar ($) amount obtained by multiplying (x) the Actual RSU Indemnity Amount by (y) the Collared Buyer Stock Price Per Share (RSU Determination Date), plus (ii) any portion of the Actual Indemnity Claims Value that is attributable to breach of Fundamental Claims to the extent such amount plus the amount of item (i) of this definition (if any) exceeds the Indemnity Holdback Amount (without duplication), provided, however, that any such excess amount shall be forfeited from the PRSUs granted hereunder on a pro rata share amongst the Participants and in any event up to each Participant’s pro rata share of the RSU Holder Portion of Maximum Estimated Aggregate RSU Value.”

5.2.14 Agreement Date” has the meaning set forth in the Share Exchange Agreement.

5.2.15 “Buyer” means Imperva, Inc., a Delaware corporation.

5.2.16 “Buyer Stock Price Per Share Collar Percentage” means twenty percent (20%).

5.2.17 “Buyer Stock Price Per Share Lower Collar” means the price per share of Buyer Common Stock obtained by multiplying (i) the difference of (a) one (1) less (b) the Buyer Stock Price Per Share Collar Percentage (expressed as a fractional number), by (ii) the Buyer Stock Price Per Share (Initial).

5.2.18 “Buyer Stock Price Per Share (RSU Determination Date)” means the average of the closing prices of Buyer Common Stock as quoted on the New York Stock Exchange for the ten (10) consecutive trading days ending with the trading day that is the last day prior to the RSU Determination Date.

5.2.19 “Buyer Stock Price Per Share (Initial)” means $39.25.

5.2.20 “Buyer Stock Price Per Share Upper Collar” means the price per share of Buyer Common Stock obtained by multiplying (i) the sum of (a) one (1) plus (b) the Buyer Stock Price Per Share Collar Percentage (expressed as a fractional number), by (ii) the Buyer Stock Price Per Share (Initial).

5.2.21 “Collared Buyer Stock Price Per Share (RSU Determination Date)” means the price per share of Buyer Common Stock that is equal to the Buyer Stock Price Per Share (RSU Determination Date), but not less than the Buyer Stock Price Per Share Lower Collar and not more than the Buyer Stock Price Per Share Upper Collar.

5.2.22 “Company” means Incapsula, Inc., a Delaware corporation (for purposes of this Appendix A only).

5.2.23 “Eligible Shares” means RSUs covering a number of shares of Buyer Common Stock obtained by multiplying (i) the Number of RSUs set forth in the Notice by (ii) the Actual Eligible RSU Percentage. For the avoidance of any doubt, to the extent any of the total Number of RSUs set forth in the Notice do not become Eligible Shares (such shares, the “Forfeited Shares”) upon the RSU Determination Date, the Forfeited Shares shall, immediately following the RSU Determination Date, be forfeited by the Participant and returned to the pool of shares of Buyer Common Stock available for future grant under the Plan and the Additional PRSU Agreements (as such term is defined in the Share Exchange Agreement). Notwithstanding anything in the foregoing to the contrary, Forfeited Shares shall in no case include any shares of Buyer Common Stock or RSU’s subject to a Pending Claim until the resolution of such Pending Claim in accordance with the terms hereof and the Share Exchange Agreement; and, in such event, such shares or RSUs shall be inchoate and will not be forfeited or become Eligible Shares, as the case may be following resolution of the Pending Claim, until the determination of the Pending Claim in accordance with the terms of the Share Exchange Agreement (at which time the operation hereof shall become effective).

5.2.24 “Israeli Subsidiary” means Incapsula, Ltd., the Company’s wholly owned subsidiary incorporated under the laws of the State of Israel.

5.2.25 “Maximum Estimated 2014 Revenue Amount” means $12,000,000.

5.2.26 “Maximum Estimated Aggregate RSU Amount” means the number of RSUs obtained by dividing (i) the Maximum Estimated Aggregate RSU Value by (ii) the Buyer Stock Price Per Share Lower Collar.

5.2.27 “Maximum Estimated Aggregate RSU Value” means the dollar ($) amount obtained by multiplying (i) the Maximum Estimated 2014 Revenue Amount by (ii) eight (8).

5.2.28 “Maximum Estimated RSU Indemnity Amount” means the number of RSUs obtained by multiplying (i) the RSU Holder Portion of the Maximum Estimated Aggregate RSU Amount by (ii) the Indemnity Holdback Percentage.

5.2.29 “Maximum Estimated RSU Indemnity Value” means the dollar ($) amount obtained by multiplying (i) the RSU Holder Portion of the Maximum Estimated Aggregate RSU Value by (ii) the Indemnity Holdback Percentage.

5.2.30 “Pending Claims” means any unresolved or unsatisfied claims for Indemnifiable Damages specified in any Claim Certificate delivered by Buyer in accordance with ARTICLE 9 of the Share Exchange Agreement, irrespective of any limitation on the amount of Indemnifiable Damages in the Share Exchange Agreement (other than time based limitations).

5.2.31 “Pending Claims Value” means the dollar ($) amount obtained by multiplying (a) the total number of shares of Buyer Common Stock subject to any Pending Claims, by (b) the Buyer Stock Price Per Share (as defined in the Share Exchange Agreement).

5.2.32 “RSU Determination Date” means the later of (i) the date on which the 2014 Revenue Amount is finally determined pursuant to this Appendix A (being the procedure set forth Section 1.8 of the Share Exchange Agreement, mutatis mutandis, which, for purposes hereof, shall be read to replace all references to “2013” with “2014”) and (ii) the expiration of the Claims Period.

5.2.33 “RSU Holder Portion of Maximum Estimated Aggregate RSU Amount” means the number of RSUs obtained by dividing (i) the RSU Holder Portion of Maximum Estimated Aggregate RSU Value by (ii) the Buyer Stock Price Per Share Lower Collar.

5.2.34 “RSU Holder Portion of Maximum Estimated Aggregate RSU Value” means the dollar ($) amount obtained by subtracting (a) the Actual Aggregate Seller and Optionholder Consideration Value from (b) the dollar ($) amount obtained by multiplying (i) the Maximum Estimated Aggregate RSU Value by (ii) the RSU Holder Pro Rata Share.

5.2.35 “RSU Holder Portion of Actual Aggregate (Gross) RSU Amount” means the number of RSUs obtained by multiplying (i) the Actual Aggregate (Gross) RSU Amount by (ii) the RSU Holder Pro Rata Share.

5.2.36 “RSU Holder Portion of Actual Aggregate (Gross) RSU Value” means the dollar ($) amount obtained by subtracting (a) the Actual Aggregate Seller and Optionholder Consideration Value from (b) the dollar ($) amount obtained by multiplying (i) the Actual Aggregate (Gross) RSU Value by (ii) the RSU Holder Pro Rata Share.

5.2.37 “RSU Holder Pro Rata Share” means the quotient obtained by dividing (a) the Actual Aggregate Seller and Optionholder Consideration Value by (ii) the Actual Aggregate Consideration Value.

5.2.38 “Sellers” mean the holders of shares of Company Common Stock listed on Schedule A to the Share Exchange Agreement, comprising all Company stockholders other than Buyer.

5.2.39 “Share Exchange Agreement” means that certain Share Exchange Agreement dated February 11, 2014, by and among Buyer, the Company, the Israeli Subsidiary, the Sellers and Gur Shatz, in his separate capacity as the Sellers’ Representative (in the form attached hereto as Annex A).

The determination and resolution of indemnification claims shall be subject to determination and resolution as set forth in the Share Exchange Agreement, mutatis mutandis to cover, to the extent and as it relates to, the determination of Eligible Shares relating to indemnification (including that not more than 10% of the RSU Holder Portion of Actual Gross Aggregate RSU Value will be reduced for General Claims, and not more than 15% for claims related to Special Claims, with the thresholds for indemnification of such claims to be cumulative with those provided in Section 9.3 of the Share Exchange Agreement). Participant acknowledges and agrees that all disputes regarding indemnification matters, the calculation of the number of Eligible Shares and any other condition relating to the Acquisition will be subject to the decisions of the Sellers’ Representative and the dispute resolutions provisions and the mechanisms in the Share Exchange Agreement, mutatis mutandis.

In addition to the foregoing terms, to the extent any Pending Claims are outstanding as of the RSU Determination Date, a number of RSUs (or shares subject thereto) equal to the quotient obtained by dividing (a) the Pending Claims Value by (b) the Buyer Stock Price Per Share (RSU Determination Date) shall be deemed not to be Eligible Shares (the “Reserved Shares”) and Holder’s pro rata portion of such Reserved Shares shall be included in the RSU Holder Portion of Actual Aggregate (Gross) RSU Amount and issued, if applicable, to Holder within seven (7) days following resolution of the Pending Claim in accordance with the terms of the Share Exchange Agreement. Promptly following the resolution of any Pending Claims, in accordance with the Share Exchange Agreement, the portion of the RSUs subject to such formerly Pending Claims shall promptly become Eligible Shares to the extent the other provisions of this Appendix would have resulted in them being Eligible Shares during the pendency of such Pending Claims but for the fact that they were Reserved Shares pursuant to this paragraph.

For the avoidance of any doubt, by Holder’s acceptance of the RSU’s and entering into this Agreement, Holder is appointing Sellers’ Representative as the agent for and on behalf of the Holder in the same manner and to the same effect the Sellers have appointed the Sellers’ Representative with respect to the Share Exchange Agreement, mutatis mutandis, including, but not limited, to: (i) give and receive notices, instructions, and communications permitted or required under this Agreement for and on behalf of Holder to or from the Buyer relating to this Agreement or any of the transactions and other matters contemplated hereby or thereby; (ii) consent or agree to, negotiate, enter into, or, if applicable, contest, prosecute or defend, settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any and all claims, resolve any such claims, take any actions in connection with the resolution of any dispute relating hereto or to the transactions contemplated hereby; (iii) take or forego any or all actions permitted or required or necessary in the judgment of the Sellers’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement; (iv) consult with legal counsel, independent public accountants and other experts selected by it; (v) consent or agree to any amendment to this Agreement or to waive any terms and conditions of this Agreement; and (vi) take all actions necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Holder under any circumstance.

AWARD AGREEMENT (RESTRICTED STOCK UNITS) – INTERNATIONAL

APPENDIX B

INCAPSULA, INC. 2010 STOCK INCENTIVE PLAN

Special Terms and Conditions for Participants Outside the U.S.

This Appendix includes additional country-specific terms and conditions that apply to Participant’s resident in countries listed below. This Appendix is part of the Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Participant acknowledges that local exchange control laws may apply to Participant as a result of the acquisition of Shares, opening of an off-shore bank or brokerage account and acquisition of foreign currency. By accepting the RSUs, Participant agrees to comply with applicable exchange control laws associated with participation in the Plan. Participant further acknowledges that if he or she has any questions regarding his or her responsibilities in this regard, Participant will seek advice from his or her personal legal advisor, at Participant’s own cost, and further agrees that neither the Company or the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws concerning the acquisition and disposition of Shares.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment after the RSUs are granted or is considered resident of another country for local law purposes, the terms and conditions contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Israel

Trust Arrangement.

Participant understands and agrees that the RSUs awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan and its Appendix A – Addendum to the 2010 Share Incentive Plan for Israeli Grantees (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”) and the Agreement, or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.

The RSUs, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs do not meet the requirements of Section 102 of the Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or a Subsidiary or the Trustee.

Tax Consequences

The following provisions supplement section 7 of the Agreement:

If Participant is an Israeli taxpayer Participant acknowledges that there will be tax consequences upon sale of the shares underlying the RSUs or upon the release of the RSUs or shares from the Trustee or control of the Trustee.

Nature of Grant.

The following provisions supplement section 8 of the Agreement:

The RSUs are intended to qualify for favorable tax treatment in Israel as a “Capital Gain Award” (as defined in the Sub-Plan) subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 (“Section 102”)(as defined in the Sub-Plan) and the rules promulgated therunder. Notwithstanding the foregoing, by accepting the RSUs, Participant acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the RSUs.

By accepting the RSUs, Participant: (a) acknowledges receipt of and represents that Participant has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the RSUs and/or any Shares issued in connection therewith, will be registered for the benefit of Participant in the name of the Trustee or controlled by the Trustee as required to qualify under Section 102, and (d) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (e) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (f) acknowledges that releasing the RSUs and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (g) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, (h) the grant of RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or Share granted thereunder. Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).

Payment.

Notwithstanding the Vesting Schedule set forth on the Notice, the Shares issued upon the vesting of the RSUs shall be issued to and deposited with the Trustee for the benefit of Participant and shall be held in trust for the Holding Period. After termination of the Holding Period, the Trustee may release the RSUs and any Shares issued with respect thereto under the terms set forth in the Sub-Plan, and in accordance with the terms and conditions of Section 102, the ITO and any approval by the Israeli Tax Authority (“ITA”).

In the event that Participant elects to have the Shares transferred to Participant without selling such Shares, Participant shall become liable to pay Tax-Related Items immediately in accordance with the provisions of the ITO. Participant will not be entitled to receive the Shares prior to the full payment of Tax-Related Items and neither the Company not the Trustee shall be required to release any Shares to Participant until all payments required to be made under the ITO have been fully satisfied.

Data Privacy.

The following provision supplements section 10 of the Agreement:

Without derogating from the scope of section 10 of the Agreement, Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party.

Electronic Delivery and Acceptance.

The following provision supplements section 14 of the Agreement.

To the extent required pursuant to Israeli tax law and/or by the Trustee, Participant consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by Participant related to his or her participation in the Plan.

ANNEX A

SHARE EXCHANGE AGREEMENT

[Filed as Exhibit 2.1 to the Registrant’s Current Report Form 8-K, filed on February 11, 2014 and incorporated herein by reference]

INCAPSULA, INC.

Form of RSU Notice (Time-Based Vesting)

INCAPSULA, INC.

2010 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the Incapsula, Inc. (the “Company”) 2010 Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units), including any country-specific terms and conditions contained in the attached Appendix (together, the “Agreement”).

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon Participant’s Cessation of Service.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: 25% of the Number of Shares shall vest when the Participant completes twelve months of continuous service after the Vesting Commencement Date and 6.25% of such shares shall vest when the Participant completes each three month period of continuous service thereafter.

You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as a Service Provider of the Company through the date of such vesting and except as otherwise provided in this Agreement. No portion of the RSUs will become vested after Participant’s Cessation of Service. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. By signing below or electronically accepting the Agreement, you confirm you have read and agreed to the terms and conditions of this Notice, the Agreement and the Plan.

PARTICIPANT	INCAPSULA, INC.

Signature:	By:

Print Name:	Its:

Date:	Date:

INCAPSULA, INC.

2010 STOCK INCENTIVE PLAN

AWARD AGREEMENT (RESTRICTED STOCK UNITS)

Unless otherwise defined herein, the terms defined in the Incapsula, Inc. (the “Company”) 2010 Stock Incentive Plan and its Appendix A (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units), including any country-specific terms and conditions contained in the attached Appendix (together, the “Agreement”). Notwithstanding the foregoing and what is otherwise provided in the Plan, for purposes of this Agreement, the term “Corporate Transaction” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (b) the consummation of the sale or other disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger, reorganization, consolidation or similar transaction or series of related transactions of the Company with any other corporation, other than a merger, reorganization, consolidation or similar transaction (or series of related transactions) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, consolidation or similar transaction (or series of related transactions), or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

Settlement. Settlement of RSUs shall be made within 7 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares.

No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant until he or she has acquired Shares in the Company through settlement of RSUs.

No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

Termination. If Participant’s Cessation of Service (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any, but without prejudice to the Participant’s right to claim damages for such Participant’s Cessation of Service), all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) unless during such notice period Participant has actively continued to provide services to the Company. In case of any dispute as to whether a Cessation of Service has occurred (including whether Participant may still be considered to be providing services while on an approved leave of absence), the Administrator shall have sole discretion to determine whether such Cessation of Service has occurred and the effective date of such Cessation of Service.

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Tax Obligations. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following, subject to the provisions of Applicable Law:

withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

withholding in Shares to be issued upon settlement of the RSUs, provided, however that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Administrator shall establish the method of withholding from alternatives (i)-(iii) herein and, if the Administrator does not exercise its discretion prior to the Tax-Related Items withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

Tax Consequences. If Participant is a U.S. taxpayer, Participant acknowledges that there will be tax consequences upon the vesting and/or settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such vesting, settlement or disposition. Upon vesting of the RSUs, the Fair Market Value of the Shares subject to the RSUs is subject to payroll taxes (e.g., FICA), and when the Shares are released following vesting, the Fair

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Market Value of the Shares is subject to U.S. federal, state and local income taxes and may be subject to the tax laws of other jurisdictions, depending on your specific circumstances. Under U.S. laws, upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than 12 months from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.

Acknowledgement of Nature of the Grant. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant acknowledges receipt of a copy of the Plan, represents that Participant has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. Participant further acknowledges, understands and agrees that:

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan, provided that any such modification, amendment, suspension or termination may not, without the written consent of a Participant, impair any of such Participant’s rights under any RSUs previously granted;

the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or the Employer and shall not interfere with the ability of the Company or the Employer, as applicable, to terminate Participant’s employment or service relationship (if any) for any reason;

Participant is voluntarily participating in the Plan;

the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim (which release, for the avoidance of doubt, will not extend to (a) any of Participant’s rights to receive consideration pursuant to the terms of a Corporate Transaction in Participant’s capacity as a holder of capital stock of the Company, or (b) impair Participant’s ability to receive any capital stock of the Company upon settlement of the RSUs, or prohibit participant from making a claim related to or arising out of the foregoing

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(a) and (b)); if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have any unvested RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares of the Company (for the avoidance of any doubt, any RSUs which are vested (due to the lapsing of time-based vesting conditions) at the time of a Corporate Transaction affecting the Shares of the Company shall be assumed or be exchanged for cash at such time, or provision for be made for the assumption or cashout thereof, and, in the case of assumption, conditioned upon Participant signing an agreement acknowledging or incorporating by reference, including but not limited to a restated Notice of Stock Option Award and Award Agreement substantially similar to the Notice and this Award Agreement, any necessary or appropriate changes to the terms of the Notice and this Award Agreement to have such agreements substantially conform to the terms of any equity incentive plan governing equity awards of any successor to the Company in a Corporate Transaction); and

the following provisions apply only if Participant is providing services outside the United States:

the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose including for purpose of calculating social benefits and severance pay;

Participant acknowledges and agrees that neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares of acquired upon settlement.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company, and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, its designated Plan broker, and any other possible

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recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s employment status and/or career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other Awards or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

Entire Agreement; Enforcement of Rights. This Agreement, the Plan, and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Plan participant.

Compliance with Laws and Regulations. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the RSU prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

Governing Law and Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. Participant hereby acknowledges and agrees that any dispute with regard to or arising under this Agreement, including, for the avoidance of doubt, the calculation of the number of “Eligible Shares” (and any other condition relating to the “Acquisition” under Appendix A) shall be resolved by arbitration in accordance with Section 10.10(a) of the Share Exchange Agreement (as defined below), with the actions and agreements of the Sellers’ Representative with respect thereto (including whether to pursue or settle such claim) binding on the Participant, mutatis mutandis. Subject to the foregoing agreement to arbitrate and, notwithstanding anything else contained in this Agreement, by signing this Agreement, Participant confirms, acknowledges, and agrees that Participant irrevocably submits to the exclusive jurisdiction of the state courts of the State of California

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located within the County of San Mateo in the State of California and the Federal courts of the United States of America located within the Northern District of California in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that it is inconvenient (forum non conveniens) or that this Agreement or any such document may not be enforced in or by such courts, and Participant hereto irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. Participant further hereby consents to and grants any such court jurisdiction over Participant and over the subject matter of such dispute. With respect to any particular action, suit or proceeding, Participant agrees venue shall lie solely in the County of San Mateo, California with respect to state court matters or in the Northern District of California with respect to Federal court matters.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix attached hereto constitutes part of this Agreement.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company reasonably determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

By the signature on, or electronic acceptance of, the Notice by each of the Participant and the Company’s representative, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

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AWARD AGREEMENT (RESTRICTED STOCK UNITS) – INTERNATIONAL

APPENDIX

INCAPSULA, INC. 2010 STOCK INCENTIVE PLAN

Special Terms and Conditions for Participants Outside the U.S.

This Appendix includes additional country-specific terms and conditions that apply to Participant’s resident in countries listed below. This Appendix is part of the Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Participant acknowledges that local exchange control laws may apply to Participant as a result of the acquisition of Shares, opening of an off-shore bank or brokerage account and acquisition of foreign currency. By accepting the RSUs, Participant agrees to comply with applicable exchange control laws associated with participation in the Plan. Participant further acknowledges that if he or she has any questions regarding his or her responsibilities in this regard, Participant will seek advice from his or her personal legal advisor, at Participant’s own cost, and further agrees that neither the Company or the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws concerning the acquisition and disposition of Shares.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment after the RSUs are granted or is considered resident of another country for local law purposes, the terms and conditions contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Israel

Trust Arrangement.

Participant understands and agrees that the RSUs awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan and its Appendix A – Addendum to the 2010 Share Incentive Plan for Israeli Grantees (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”) and the Agreement, or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.

The RSUs, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs do not meet the requirements of Section 102 of the Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or a Subsidiary or the Trustee.

Tax Consequences

The following provisions supplement section 7 of the Agreement:

If Participant is an Israeli taxpayer Participant acknowledges that there will be tax consequences upon sale of the shares underlying the RSUs or upon the release of the RSUs or shares from the Trustee or control of the Trustee.

Nature of Grant.

The following provisions supplement section 8 of the Agreement:

The RSUs are intended to qualify for favorable tax treatment in Israel as a “Capital Gain Award” (as defined in the Sub-Plan) subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 (“Section 102”)(as defined in the Sub-Plan) and the rules promulgated therunder. Notwithstanding the foregoing, by accepting the RSUs, Participant acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the RSUs.

By accepting the RSUs, Participant: (a) acknowledges receipt of and represents that Participant has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the RSUs and/or any Shares issued in connection therewith, will be registered for the benefit of Participant in the name of the Trustee or controlled by the Trustee as required to qualify under Section 102, and (d) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (e) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (f) acknowledges that releasing the RSUs and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (g) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, (h) the grant of RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or Share granted thereunder. Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).

Payment.

Notwithstanding the Vesting Schedule set forth on the Notice, the Shares issued upon the vesting of the RSUs shall be issued to and deposited with the Trustee for the benefit of Participant and shall be held in trust for the Holding Period. After termination of the Holding Period, the Trustee may release the RSUs and any Shares issued with respect thereto under the terms set forth in the Sub-Plan, and in accordance with the terms and conditions of Section 102, the ITO and any approval by the Israeli Tax Authority (“ITA”).

In the event that Participant elects to have the Shares transferred to Participant without selling such Shares, Participant shall become liable to pay Tax-Related Items immediately in accordance with the provisions of the ITO. Participant will not be entitled to receive the Shares prior to the full payment of Tax-Related Items and neither the Company not the Trustee shall be required to release any Shares to Participant until all payments required to be made under the ITO have been fully satisfied.

Data Privacy.

The following provision supplements section 10 of the Agreement:

Without derogating from the scope of section 10 of the Agreement, Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party.

Electronic Delivery and Acceptance.

The following provision supplements section 14 of the Agreement.

To the extent required pursuant to Israeli tax law and/or by the Trustee, Participant consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by Participant related to his or her participation in the Plan.

INCAPSULA, INC.

Form of Additional PRSU Agreement

INCAPSULA, INC.

ADDITIONAL PRSU AGREEMENT

[Month][Day], 2014

Dear «FirstName» «LastName»:

As you know, concurrently herewith, Imperva, Inc. (“Imperva”) has agreed to acquire the outstanding capital stock of Incapsula, Inc. (“Incapsula”) (the “Acquisition”) pursuant to that certain Share Exchange Agreement by and among Imperva, Incapsula, Incapsula Ltd., Incapsula’s wholly owned subsidiary incorporated under the laws of the State of Israel (the “Israeli Subsidiary”), the holders of shares of Company Common Stock listed on Schedule A thereto (each, a “Seller,” and collectively, the “Sellers”), comprising all Company stockholders other than Imperva, and Gur Shatz, in his separate capacity as the Sellers’ Representative (as defined therein) (the “Share Exchange Agreement”). On November 9, 2013, Incapsula granted to you under the Incapsula 2010 Stock Incentive Plan (the “Plan”) the performance-based restricted stock units (“PPRSUs”) described below (the “Original PRSUs”). This Additional PRSU Agreement (the “Agreement”) evidences the terms of Incapsula’s covenant to grant to you additional PRSUs (“Additional PRSUs”) in the event that the Actual 2014 Revenue Amount exceeds the Maximum Estimated 2014 Revenue Amount (each as defined in the Original PRSUs) and to the extent there are any Forfeited PRSU’s you are eligible to receive.

Original PRSUs

The following summarizes your Original PRSUs:

Grant Date: «DoG»

Grant Type: PRSUs pursuant to that certain Notice of Restricted Stock Unit Award and Award Agreement (Restricted Stock Units) dated as of the Grant Date under the Plan.

Incapsula Shares (Number of PRSUs): [«Incapsula Shares»]

Additional PRSUs

If Actual 2014 Revenue Amount Exceeds Maximum Estimated 2014 Revenue Amount

In the event that the Actual 2014 Revenue Amount exceeds the Maximum Estimated 2014 Revenue Amount, Incapsula will grant Additional PRSUs. The number of shares of Incapsula common stock subject to your Additional PRSUs issued pursuant to this paragraph will equal your pro rata share of the Aggregate Additional PRSU Amount (as defined below), where your pro rata share is determined by reference to the total number of Original PRSUs held by you divided by the Maximum Estimated Aggregate PRSU Amount (each as defined in the Original PRSUs), as adjusted by the Actual Equity Exchange Ration as applicable.

For purposes hereof, “Aggregate Additional PRSU Amount” means the difference of (i) the Maximum Estimated Aggregate PRSU Amount as would have been determined as set forth in the Original PRSUs had the Maximum Estimated 2014 Revenue Amount been equal to the Actual 2014 Revenue Amount minus (ii) the Maximum Estimated Aggregate PRSU Amount determined as set forth in the Original PRSUs (i.e., based on the Maximum Estimated 2014 Revenue Amount as actually defined the Original PRSUs).

If There are Forfeited PRSUs

In the event that, as of the RSU Determination Date, any of the Original PRSUs are not vested for any reason and cannot thereafter become vested shares (e.g., due to forfeiture upon termination of service without effective acceleration) (the “Forfeited PRSU’s”), and provided you have continuously provided services to Imperva (or any parent or subsidiary) since the Closing and through the RSU Determination Date, then Incapsula will grant Additional PRSU’s. The number of shares of Incapsula common stock subject to your Additional PRSUs to be issued pursuant to this paragraph will equal your pro rata share of the number of Forfeited PRSUs, where your pro rata share is determined by reference to the total number of Original PRSUs held by you and the total number of Original PRSUs held by all other holders of Original PRSUs who have continuously provided services to Imperva (or any parent or subsidiary) since the Closing and through the RSU Determination Date. In the event of any Forfeited RSUs, such Forfeited RSUs will be returned to the shares available for grant under the Plan and Additional RSU’s will be issued from the Plan in accordance with this paragraph.

Grant Date: The grant date for the Additional PRSUs, if any, will be reasonably promptly following the RSU Determination Date (as defined in the Original PRSUs), but not later than the next regularly scheduled meeting of Incapsula’s Board of Directors (to be held no later than 30 days following the RSU Determination Date).

Terms and Conditions: The Additional PRSUs will be subject to terms and conditions substantially similar to the terms and conditions of the Original PRSUs, including the Vesting Schedule and Vesting Commencement Date, matatis mutandis, as set forth in such form of notice and agreement reasonably determined by Incapsula’s Board of Directors which shall be substantially similar to the form of notice and agreement of the Original PRSUs; provided that the Additional PRSUs, if issued by Incapsula, will be under the Plan; it being understood that the aggregate number of Eligible Shares under the Original PRSUs and the Additional PRSUs, taken together will not exceed the number of shares that would have been determined as set forth in the Original PRSUs had the Maximum Estimated 2014 Revenue Amount been equal to the Actual 2014 Revenue Amount, including similarly adjusting the PRSU indemnity amounts (but without duplication between the Original PRSUs and the Additional PRSUs).

For the avoidance of any doubt, the provisions of Section 11.3 of the Plan shall apply, mutatis mutandis, to the Additional PRSUs as such section applies to Awards under the Plan. For the further avoidance of any doubt, any Additional PRSUs which would be vested (due to the lapsing of time-based vesting conditions) at the time of a Corporate Transaction affecting the Shares of the Company shall be assumed or be exchanged for cash at such time, or provision for be made for the assumption or cashout thereof following the RSU Determination Date and, in the case of assumption, conditioned upon you signing an agreement acknowledging or incorporating by reference, including but not limited to a restated Additional PRSU Agreement substantially similar to this Agreement, any necessary or appropriate changes to the terms of such Additional PRSUs to have such Additional PRSUs substantially conform to the terms of any equity incentive plan governing equity awards of any successor to the Company in a Corporate Transaction.

Notwithstanding any of the foregoing, by signing below, you hereby agree to, acknowledge, and confirm that any Additional PRSUs will only be granted pursuant to the provisions hereof.

Nothing in this Agreement, the Original PRSUs or the Additional PRSUs interferes in any way with your right and Incapsula’s right, which rights are expressly reserved, to terminate your employment at any time for any reason.

This Agreement, the Original PRSUs and the Additional PRSUs and the documents and instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all the exhibits or appendices attached hereto and thereto, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided in the Original PRSUs and the Plan.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to such state’s principles of conflicts of law and the terms hereof are subject to Section 102 of the Israeli Tax Code. You hereby acknowledge and agree that any dispute with regard to or arising under this Agreement, including, for the avoidance of doubt, whether there is any obligation to issued additional PRSUs hereunder and relating to the calculation of the number of “Eligible Shares” (and any other condition relating to the “Acquisition” under Appendix A thereof) shall be resolved by arbitration in accordance with Section 10.10(a) of the Share Exchange Agreement (as defined below), with the actions and agreements of the Sellers’ Representative with respect thereto (including whether to pursue or settle such claim) binding on you, mutatis mutandis. Subject to the foregoing agreement to arbitrate, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state courts of the State of California located within the County of Mateo in the State of California and the Federal courts of the United States of America located within the Northern District of California in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that it is inconvenient (forum non conveniens) or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of San Mateo, California with respect to state court matters or in the Northern District of California with respect to Federal court matters.

TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[SIGNATURE PAGE FOLLOWS]

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

INCAPSULA, INC.

By:

[ACKNOWLEDGMENT PAGE FOLLOWS]

ACKNOWLEDGMENT

The undersigned hereby agrees to, acknowledge, and confirms the terms of this Additional PRSU Agreement.

DATED:	, 2014
«FirstName» «LastName» - PRSU Holder
Address:

Taxpayer ID No.: